UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

Commission file number: 000-31667

MFC DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	13-3579974 (I.R.S. Employer Identification No.)

271 North Avenue, Suite 520

New Rochelle, NY 10801

(Address of principal executive offices)

(914) 636-3432

(Telephone number)

Item 8.01 Other Events

On April 28, 2005 MFC Development Corp. ("MFC" or the "Company") terminated acquisition negotiations with Creative Marketing Group, Inc. ("CMG") after the Board of Directors of the Company determined that CMG would not be able to meet the conditions specified in a previously reported agreement for the acquisition of this coffee marketing company.

At the same Board meeting on April 28, 2005, the directors authorized management of the Company to obtain additional capital through the issuance of up to 500,000 shares of MFC's common stock in a private sale to persons who would purchase the same for investment.

In a new development unrelated to either of the foregoing, during that Board meeting, the directors heard from two executives, who were the owners of a company engaged worldwide in products it purchases for marketing via TV, print and/or internet channels of distribution ("Direct Marketing Company or "DMC"). The two owners requested an indication of interest from the Board that MFC acquire the Direct Marketing Company for MFC common stock. The Board was informed that in 2004, the DMC had operated profitably on net revenues of $21,000,000. MFC's Board authorized its management to commence discussions with the CEO and CFO of the Direct Marketing Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

May 3, 2005	/s/ VICTOR BRODSKY
Victor Brodsky Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)